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                                                                   EXHIBIT 10(c)

                                PULTE HOMES, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                        (Effective as of January 1, 2005)

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
                                TABLE OF CONTENTS
ARTICLE I  DEFINITIONS....................................................      1
1.1    Beneficiary........................................................      1
1.2    Board..............................................................      1
1.3    Company............................................................      2
1.4    Deferral Account...................................................      2
1.5    Deferral Date......................................................      2
1.6    Deferral Period....................................................      2
1.7    Deferral Year......................................................      2
1.8    Determination Date.................................................      2
1.9    Director...........................................................      2
1.10   Disability.........................................................      2
1.11   Effective Date.....................................................      2
1.12   Election Form......................................................      2
1.13   Election Period....................................................      2
1.14   Fees...............................................................      2
1.15   Participant........................................................      2
1.16   Payment Date.......................................................      2
1.17   Plan...............................................................      3

ARTICLE II  ELIGIBILITY...................................................      3


ARTICLE III  DEFERRAL OF FEES.............................................      3

ARTICLE IV  DEFERRAL ACCOUNT..............................................      3
4.1      Creation and Maintenance of Deferral Account.....................      3
4.2      Earnings.........................................................      3

ARTICLE V  PAYMENTS.......................................................      4
5.1    Deferral Periods...................................................      4
5.2    Payment Period.....................................................      4
       (a)  Payment Period For Regular Deferral Period....................      4
       (b)  Payment Period For Termination Deferral Period................      4
5.3    Payment Date.......................................................      4
5.4    Actual Payments....................................................      4

ARTICLE VI  MISCELLANEOUS.................................................      4
6.1    No Trust...........................................................      4
6.2    Funding Arrangements...............................................      4
6.3    Nonforfeitability..................................................      4
6.4    Spendthrift Provision..............................................      4

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
6.5    Successors, Etc....................................................      6
6.6    Severability.......................................................      6
6.7    Governing Law......................................................      6
6.8    Gender and Number Construction.....................................      6
6.9    Incapacity of Recipient............................................      6
6.10   Amendment and Termination of Plan..................................      6
6.11   Interpretation.....................................................      6
6.12   Procedures and Forms...............................................      6

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

                                PULTE HOMES, INC.
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                        (EFFECTIVE AS OF JANUARY 1, 2005)

                                    PREAMBLE

      This Pulte Homes, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan") is effective January 1, 2005. This Plan is being established by Pulte Homes, Inc. (the "Company") to provide members of the Board of Directors of the Company who are not employees of the Company an additional incentive to remain in the service of the Company by permitting them to defer all or a portion of the fees earned for services performed as a member of the Company's Board of Directors.

                                   ARTICLE I
                                  DEFINITIONS

      The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context requires otherwise:

      1.1"BENEFICIARY" means the person or persons designated in writing by a Participant to the Company. Such a written designation may be made at any time by a Participant and may, from time to time, be amended or revoked; provided, however, no designation, amendment or revocation thereof shall be effective if delivered to the Company after a Participant's death, unless the Company shall otherwise consent. In the absence of an effective designation of Beneficiary, or if the designated Beneficiary shall not survive a Participant, such Participant's Beneficiary shall be deemed to be the individual (or the individuals in equal shares, per capita) in the first of the following classes of successive preference beneficiaries, of which there shall be any individual surviving the Participant:

            (a)   his spouse;

            (b) his children (and the children of a deceased child, per stirpes);

            (c)   his parents; or

            (d) his brothers and sisters (and children of deceased brothers and sisters, per stirpes).

In the event of the failure of all of the above categories, a Participant's estate shall be deemed to be his Beneficiary.

      1.2"BOARD" means the Board of Directors of the Company.

      1.3."COMPANY" shall have the meaning set forth in the Preamble hereof.

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      1.4 "DEFERRAL ACCOUNT" means the bookkeeping account established by the
Company with respect to a Director pursuant to Article IV (Deferral Account) for the purpose of recording the amount of the Fees being deferred pursuant to this Plan, the amount of any earnings credited thereto pursuant to Article IV (Deferral Account), and any payments made pursuant to Article V (Payments).

      1.5 "DEFERRAL DATE" means the first business day of the calendar quarter following the calendar quarter during which Fees are earned on which it is reasonably possible to credit amounts to a Participant's Deferral Account.

      1.6 "DEFERRAL PERIOD" means the interval between the Deferral Date and the first Payment Date.

      1.7 "DEFERRAL YEAR" means a calendar year during which Fees are earned by a Director and are deferred pursuant to Article III (Deferral of Fees).

      1.8 "DETERMINATION DATE" means each December 31st and such other date or dates as of which the Company determines the balance of the Deferral Account.

      1.9 "DIRECTOR" means a member of the Board who is not an employee of the Company.

      1.10 "DISABILITY" means a physical or mental condition of a Participant which the Company finds would qualify him for a disability benefit under the Federal Social Security Act.

      1.11 "EFFECTIVE DATE" means January 1, 2005.

      1.12 "ELECTION FORM" means the form provided by the Company on which each of a Participant's elections are made under this Plan.

      1.13 "ELECTION PERIOD" means the period designated by the CEO before each Deferral Year during which elections under Articles III (Deferral of Fees) and V (Payments) must be made with respect to that Deferral Year; or with respect to an individual who becomes a Director during a Deferral Year, the 30-day period immediately following his election or appointment to the Board.

      1.14 "FEES" means the annual retainer, any Committee Chairperson fees, meeting fees and any other fees earned by the Director on and after January 1, 2005 for the performance of services as a member of the Board.

      1.15 "PARTICIPANT" means any Director who elects to defer all or a portion of his Fees earned in a Deferral Year in accordance with Article III.

      1.16 "PAYMENT DATE" means, with respect to the Deferral Account, the date payments of the Deferral Account commence pursuant to Section 5.3 (Payment Date) and, for annual installments after the initial payment, each anniversary of the first Payment Date until the Deferral Account has been paid in full.

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      1.17 "PLAN" shall have the meaning set forth in the Preamble hereof.

                                   ARTICLE II
                                   ELIGIBILITY

      Each Director shall be eligible to elect to defer all or any portion of Fees earned subsequent to his election or appointment to the Board in any Deferral Year pursuant to the terms of this Plan.

                                  ARTICLE III
                                DEFERRAL OF FEES

      During the Election Period, each Director may elect, on the Election Form, that all or a portion of his Fees to be earned in a Deferral Year shall not be paid in accordance with the normal quarterly payment schedule, but shall instead be distributed to him (or in the event of his death, to his Beneficiary) in accordance with the provisions of Article V (Payments). Elections shall be in one percent (1%) increments, or such other increments as may be specified by the Company.

                                   ARTICLE IV
                                DEFERRAL ACCOUNT

      4.1 Creation and Maintenance of Deferral Account. The Company shall establish a Deferral Account for each Participant. The portion of each Director's Fees deferred pursuant to Article III (Deferral of Fees) shall be credited to his Deferral Account as of the applicable Deferral Date. The Company may establish subaccounts within each Deferral Account for each Deferral Year. The Company shall maintain records for each Deferral Account and any subaccounts until the balance of the Deferral Account has been paid in full pursuant to
Article V (Payments).

      4.2 Earnings. As of each Determination Date, the balance of each Participant's Deferral Account shall be credited with an amount determined by multiplying the Deferral Account balance as of the Determination Date by a percentage equal to two hundred (200) basis points over the yield, as of January 1st of that year, on U.S. Treasury Notes with a term of five (5) years. The earnings credited shall be weighted to reflect the timing of credits and payments, if any, occurring during the year then ended. On January 1st of each year, the earnings rate shall be reviewed and adjusted, if necessary, to ensure that the rate is a minimum of two hundred (200) basis points over the prevailing yield on U.S. Treasury Notes with a term of five (5) years.

                                   ARTICLE V
                                    PAYMENTS

      5.1 Deferral Periods. For any Deferral Year after the Effective Date, the Deferral Period for the subaccount established within a Participant's Deferral Account for that Deferral Year shall be the period set forth on the applicable Election Form (not to exceed eight (8) years from the Deferral Date) (the "Regular Deferral Period"). Notwithstanding the preceding sentence, a Director's elected Deferral Period shall be overridden and end on the date of the

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Director's termination of service as a Director with the Company for any reason, including Disability or death (the "Termination Deferral Period").

      5.2 Payment Period. Payments made by the Company with respect to the subaccounts established within a Participant's Deferral Account for Deferral Years beginning on or after the Effective Date shall be paid over the period specified below.

                  (a) Payment Period For Regular Deferral Period. At the end of
            the Regular Deferral Period described under Section 5.1 (Deferral Periods), annual payments shall be paid over the period specified in such Participant's applicable Election Form (not to exceed eight (8) years).

                  (b) Payment Period For Termination Deferral Period. Except as
            otherwise provided in Section 5.3, at the end of the Termination Deferral Period described under Section 5.1 (Deferral Periods), annual payments shall be paid over the period specified in such Participant's applicable Election Form (not to exceed three (3) years).

      5.3 Payment Date. Payments made in accordance with Section 5.2(a) (Payment Period For Regular Deferral Period) and Section 5.2(b) (Payment Period For Termination Deferral Period) shall be made, or commence, as soon as reasonably possible after the January 1st or July 1st that is at least six (6) months after the end of the applicable Deferral Period set forth in Section 5.1 (Deferral Periods). Annual installments shall continue to be paid thereafter on each anniversary of the first Payment Date over the period specified on the Election Form. Notwithstanding the foregoing sentence, however, in the event that a Participant dies (i) during the Deferral Period, (ii) after the end of the Deferral Period, but prior to the commencement of the payment period or
(iii) after the commencement of the payment period but before the end of his elected payment period, the balance of his Deferral Account will be paid in a lump sum to his Beneficiary on the next Payment Date after his death.

      5.4 Actual Payments. Payments made by the Company with respect to a Participant's Deferral Account shall be made in cash (reduced by required tax withholdings) and, for any reason other than the Participant's death or election of a lump sum, annual payments shall be in an amount equal to a percentage of his relevant subaccount balance on the relevant Payment Date, determined by dividing the subaccount balance at the applicable Payment Date by the total remaining years of the payment term.

      Examples:   A.    Assume a Participant remains a Director until the end
                        of his elected Deferral Period and elected a five
                        (5) year payment period. The Deferral Account balance would be paid out as indicated below.

                  B. Assume a Participant terminates as a member of the Board because of Disability and elected a two (2) year payment period. The Deferral Account balance would be paid out as indicated below.

                  C. Assume a Participant elected a three (3) year payment period and dies after receiving his second scheduled payment. The Deferral

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

                        Account balance would be paid out as indicated below.

Payment Date                       Percentage of Subaccount Account Balance Paid
                                         A.                  B.              C.
First Payment Date                          20%               50%            33-1/3%
Second Payment Date                         25%              100%                50%
Third Payment Date                      33-1/3%                                 100%
Fourth Payment Date                         50%
Fifth Payment Date                         100%

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 No Trust. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or deem to create a trust of any kind, or a fiduciary relationship between the Company and a Participant, his Beneficiary or any other person. To the extent that any person acquires the right to receive benefits from the Company under this Plan, such right shall be no greater than the right of any other unsecured general creditor of the Company, and such person shall have no claim on, or any beneficial interest in, any assets of the Company. The Company may establish bookkeeping reserves or any funding media, including grantor trusts, to cover its obligation to make the payments contemplated under Article V (Payments), but amounts designated in such bookkeeping reserves or contained in such funding media as are established shall remain solely those of the Company and shall be subject to the claims of the creditors of the Company until actually paid to a Participant or his Beneficiary.

      6.2 Funding Arrangements. It is the Company's intention that the amounts deferred under this Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. All such amounts shall continue for all purposes to be part of the general funds of the Company and the Plan shall constitute an unsecured promise of the Company to make benefit payments in the future. The Company may, but is not required to, deposit in a trust amounts sufficient to pay benefits under the Plan. Any amounts deposited in a trust will be subject to the Company's general creditors.

      6.3 Nonforfeitability. A Participant's rights to any payments under this Plan, shall at all times be nonforfeitable.

      6.4 Spendthrift Provision. Benefits, payments, proceeds, claims, rights or interest of a Participant or his Beneficiary to or under this Plan shall not be subject in any manner to any claims, attachments or encumbrances due to the death, contracts, liabilities, engagements or torts of the Participant or his Beneficiary, directly or indirectly, or be subject to any claim of any creditor of the Participant or his Beneficiary, through legal process or otherwise; nor shall a Participant or his Beneficiary be able or permitted in any manner to transfer, encumber, pledge, anticipate, alienate, sell, or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise.

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

      6.5 Successors, Etc. This Plan shall be binding upon and benefit the Company and its successors, and the Participant and his Beneficiary, their heirs and personal representatives, all in accordance and subject to the terms of this Plan.

      6.6 Severability. Each provision of this Plan shall be independent of and separable from every other provision of this Plan and should any provision of this Plan be deemed or be declared to be contrary to or unenforceable under any law, whether constitutional, statutory or otherwise, all of the remaining provisions of this Plan shall remain in full force and effect.

      6.7 Governing Law. This Plan shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, under the laws of the State of Michigan, except to the extent superseded by federal law.

      6.8 Gender and Number Construction. In all cases where they would so apply, words used in the masculine gender shall be construed to include the feminine gender, and words used in the singular shall be construed to include the plural.

      6.9 Incapacity of Recipient. In the event a Participant or his Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person is appointed, any benefits under this Plan to which such Participant or Beneficiary is entitled shall be paid to such appointed person.

      6.10 Amendment and Termination of Plan. This Plan may be amended or terminated by the Company at any time with respect to amounts not yet credited to a Participant's Deferral Account; provided however, no such termination shall affect a Participant's interest in amounts previously deferred.

      6.11 Interpretation. The Executive Committee of the Board of Directors of the Company (excluding the Director) shall have exclusive and final authority and discretion with respect to (a) the interpretation and implementation of the terms and provisions of this Plan and (b) the adoption or amendment of such procedures or practices as it deems necessary, helpful or appropriate, in its sole and absolute discretion, for purposes of administering this Plan.

      6.12 Procedures and Forms. The Executive Committee of the Board (excluding the Director) may establish and amend such procedures and forms as are appropriate to implement matters under this Plan.

      IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer, this ____ day of _______________, 2004, to be effective January 1, 2005.

                                   PULTE HOMES, INC.


                                   By: ________________________

                                   Its:________________________

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